Exhibit 10.29

Execution Version

CONSENT AND AMENDMENT AGREEMENT

This Consent and Amendment Agreement (this “Agreement”), dated as of March 8, 2013, is entered into by and among SYNDAX PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), the Lenders (as defined below), and GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the Lenders (in such capacity, and together with its successors and permitted assigns, “Agent”).

WHEREAS, pursuant to that certain Loan and Security Agreement, dated as of March 30, 2011, as amended by that certain Consent and Amendment Agreement, dated as of December 20, 2011, as further amended by that certain Consent and Amendment Agreement, dated as of June 28, 2012, as further amended by that certain Consent and Amendment Agreement, dated as of October 9, 2012, as further amended by that certain Consent and Amendment Agreement, dated as of November 19, 2012, as further amended by that certain Consent and Amendment Agreement, dated as of December 28, 2012, as further amended by that certain Consent and Amendment Agreement, dated as of January 18, 2013, as further amended by that certain Consent and Amendment Agreement, dated as of February 20, 2013, and as further amended by that certain Consent and Amendment Agreement, dated as of March 1, 2013 (the “First March 2013 Consent and Amendment”, each among Borrower, Agent and the financial institutions party thereto as lenders (the “Lenders”; the Loan and Security Agreement, as so amended and as it may have been and may be further amended, restated or otherwise modified from time to time, the “Loan Agreement”), Agent and the Lenders have made certain loans and other financial accommodations to Borrower subject to the terms and conditions set forth therein;

WHEREAS, Agent and Lenders agreed to postpone, pursuant to the terms of the First March 2013 Consent and Amendment, the required payments of principal and interest for both the Initial Term Loan and the Subsequent Term Loan that would otherwise be due and payable pursuant to Section 2.3(b) of the Loan Agreement on the Scheduled Payment Date occurring on March 1, 2013 until March 8, 2013;

WHEREAS, Borrower has requested that Agent and Lenders consent to postpone, subject to the satisfaction of certain conditions, the required payment of principal for both the Initial Term Loan and the Subsequent Term Loan that would otherwise be due and payable pursuant to Section 2.3(b)(ii) of the Loan Agreement on the Scheduled Payment Dates occurring on March 1, 2013 (which was postponed until March 8, 2013 pursuant to the First March 2013 Consent and Amendment) and April 1, 2013 and allocate the payment of the amounts that would otherwise have been due and payable on such dates equally to each of the remaining Scheduled Payment Dates;

WHEREAS, Borrower has further requested that Agent and Lenders consent to the amendment of the Fifth Amended and Restated Certificate of Incorporation (the “Charter Amendment”) and the filing of the Sixth Amended and Restated Certificate of Incorporation (the “Restated Charter” and, together with the Charter Amendment, the “March 2013 Charter Amendments”)), each anticipated to be dated on or about March 8, 2013, of the Borrower, which would otherwise be prohibited pursuant to Section 7.11 of the Loan Agreement, to, among other things, effect a 10:1 stock split of the Borrower’s Series A Preferred Stock, amend certain rights of the Borrower’s Series A stockholders, authorize the creation of Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”) into which certain of the Borrower’s Series A Preferred Stock may be converted and authorize the creation of Series B-1 Preferred Stock (the “Series B-1 Preferred Stock”), certain of which shares are to be sold to investors to provide working capital for the Borrower, into which certain promissory notes may be converted and to satisfy the conditions for the postponement of the principal payments contemplated by this Agreement; and

WHEREAS, Agent and Lenders constituting all Lenders are willing to agree to such requests, subject to and in accordance with the terms and conditions set forth in this Agreement, including the grant of a security interest in and lien on the intellectual property owned or licensed by the Loan Parties.

NOW, THEREFORE, each of Borrower, Lenders and Agent hereby agrees as follows:

1. Recitals; Definitions. The foregoing recitals, including all terms defined therein, are incorporated herein and made a part hereof. All capitalized terms used but not otherwise defined herein have the meanings given such terms in the Loan Agreement.

2. Consent. In accordance with Section 10.08 of the Loan Agreement, Agent and Lenders hereby consent (i) to the March 2013 Charter Amendments, the forms of which are attached hereto as Exhibit A and (ii) to the postponement of the principal payments (but not the payment of interest or other Obligations) that would otherwise be due and payable pursuant to Section 2.3(b)(ii) of the Loan Agreement on the Scheduled Payment Dates occurring on March 1, 2013 and April 1, 2013 subject, with respect to this clause (ii), to satisfaction of the following requirements:

(a) with respect to the Scheduled Payment Date occurring on March 1, 2013, provided that:

(i) all conditions precedent hereunder shall be satisfied or waived in the sole discretion of Agent;

(ii) by its execution and delivery of this Agreement, Borrower has agreed to make principal payments to Agent, for the ratable benefit of the Lenders, in equal consecutive payments (A) in respect of the Initial Term Loan of $95,693.78 and (B) in respect of the Second Term Loan of $116,959.10, in each case on each Scheduled Payment Date, commencing on April 1, 2013; provided that the final principal payment for the Initial Term Loan shall be in the amount of $95,639.79 and for the Second Term Loan shall be in the amount of $116,959.20;

(b) with respect to the Scheduled Payment Date occurring on April 1, 2013, provided that:

(i) the principal payment otherwise due and owing on March 1, 2013 was postponed in accordance with clause (a) above; and

(ii) no Default or Event of Default shall have occurred and be continuing; and

(iii) all representations and warranties in Section 5 of the Loan Agreement shall be true and correct as of such date; and

(iv) Borrower agrees to make principal payments to Agent, for the ratable benefit of the Lenders, in equal consecutive payments (A) in respect of the Initial Term Loan of $101,010.10 and (B) in respect of the Second Term Loan of $123,456.79, in each case on each Scheduled Payment Date, commencing on May 1, 2013; provided that the final principal payment for the Initial Term Loan shall be in the amount of $101,010.13 and for the Second Term Loan shall be in the amount of $123,456.80; and

(v) Agent shall have received a certificate from an authorized officer of Borrower confirming the requirements of the foregoing clauses (ii), (iii) and (iv); and

(vi) on or before 1:00 pm New York time on March 29, 2013, Borrower shall have delivered the Cash Balance Projection (as defined below), updated to reflect the actual cash balances for the periods ending March 8, 2013, March 15, 2013, March 22, 2013, and March 29, 2013 (each, a “Subject Period”) and certified by the president, chief executive officer or chief financial officer of Borrower demonstrating that the Borrower’s cash balances for each of the Subject Periods is equal to or greater than the projected cash balance set forth in the Cash Balance Projection for the corresponding period.

3. Amendments. Subject to the terms and conditions of this Agreement, the Loan Agreement is hereby amended as follows:

(a) Section 3.1 is hereby amended by replacing the second paragraph thereof, which defined the “Collateral,” in its entirety and replacing it with the following:

“All of such Loan Party’s personal property of every kind and nature whether now owned or hereafter acquired by, or arising in favor of, such Loan Party, and regardless of where located, including, without limitation, all accounts, chattel paper (whether tangible or electronic), commercial tort claims, deposit accounts, documents, equipment, financial assets, fixtures, goods, instruments, investment property (including, without limitation, all securities accounts), inventory, letter-of-credit rights, letters of credit, securities, supporting obligations, cash, cash equivalents, any other contract rights (including, without limitation, rights under any license agreements), or rights to the payment of money, and general intangibles (including Intellectual Property, as defined in Section 3.3 below), and all books and records of such Loan Party relating thereto, and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, all proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing (with each of the foregoing terms that are defined in the UCC having the meaning set forth in the UCC).

Notwithstanding the foregoing, the grant of a lien and security interest herein shall not extend to and the term “Collateral” shall not include: any license agreement for the use of another Person’s Intellectual Property as in effect on the date hereof (each, an “In-License”), but only to the extent that the granting of such security interest would constitute a default under such In-License as in effect on the date hereof, and only to the extent that such prohibition or default is enforceable under applicable law (including, without limitation, Sections 9-406, 9-407 and 9-408 of the UCC); provided that upon the termination or expiration of any such prohibition or default, such In-License shall automatically be subject to the security interest granted in favor of Agent hereunder and become part of the “Collateral” and provided further that the “Collateral” shall include all proceeds, products, substitutions and replacements of any In-License described, above.”

(b) Section 3.3 is hereby amended by replacing it in its entirety and replacing it with the following:

“The Collateral shall include all intellectual property of each Loan Party, which shall be defined as any and all copyright, trademark, tradename, servicemark, patent, invention, design, design right, software and databases, license, trade secret, customer lists, know-how, and intangible rights of each Loan Party, any marketing rights of each Loan Party, and any goodwill, applications, registrations, claims, products, awards, judgments, amendments, renewals, extensions, improvements and insurance claims related thereto (collectively, “Intellectual Property”) now or hereafter owned or licensed by a Loan Party, together with all accessions and additions thereto, proceeds and products thereof (including, without limitation, any proceeds resulting under insurance policies). In order to perfect or protect Agent’s security interest and other rights in Loan Party’s Intellectual Property, each Loan Party hereby authorizes Agent to file a patent security agreement, substantially in the form provided by Agent (“Patent Security Agreement”) and/or a trademark security agreement, substantially in the form provided by Agent (“Trademark Security Agreement”) with the United States Patent and Trademark Office and a copyright security agreement, substantially in the form provided by Agent (“Copyright Security Agreement” and together with the Patent Security Agreement and the Trademark Security Agreement, the “Intellectual Property Security Agreements”) with the United States Copyright Office as each are applicable and required by Agent.”

4. Conditions. The foregoing is subject to the following conditions:

(a) Agent shall have received a counterpart of this Agreement and the Intellectual Property Security Agreements, each duly executed by each Loan Party;

(b) Agent shall have filed an amendment to the Financing Statements in the applicable filing office for each Loan Party amending the collateral definition as set forth in this Agreement;

(c) Agent shall have received budget and cash balance projection prepared in good faith and based upon reasonable assumptions covering the weekly periods commencing with the week ending March 1, 2013 through and including the week ending May 17, 2013, in the form attached hereto as Exhibit B (the “Cash Balance Projection”), updated to reflect actual cash balances through the period ending March 1, 2013;

(d) Borrower shall have delivered a certificate of an authorized officer of Borrower, providing verification of an incumbency and attaching (i) Borrower’s board resolutions approving the transactions contemplated by this Agreement and (ii) Borrower’s organizational documents;

(e) Borrower shall have converted Indebtedness owed to GE Capital Equity Investments, Inc. pursuant to (i) that certain Convertible Promissory Note, dated December 28, 2011, in the face amount of $330,000, (ii) that certain Convertible Promissory Note, dated April 2, 2012, in the face amount of $330,000 and (iii) that certain Convertible Promissory Note, dated June 28, 2012, in the face amount of $32,641, each into Series B-1 Preferred Stock pursuant to a note exchange agreement reasonably acceptable to GE Capital Equity Investments, Inc.;

(f) Agent shall have received evidence reasonably satisfactory to Agent that Borrower has received not less than $1,325,000 in unrestricted cash from the sale of the Series B-1 Preferred Stock, which amount includes the $45,000 funded to Borrower by certain investors, as required by the First March 2013 Consent and Amendment) and shall provide such further documents, information, certificates, records and filings as Agent may reasonably request;

(g) the Borrower shall deliver, a full and complete copy of the March 2013 Charter Amendments, certified by the Secretary of State of the State of Delaware promptly after such filings;

(h) Agent shall have received, in immediately available funds, an amount equal to the accrued interest due and payable, pursuant to Section 2.3(b)(i), for the Scheduled Payment Date occurring on March 1, 2013; and

(i) (i) No Default or Event of Default shall have occurred and be continuing, (ii) all representations and warranties in Section 5 of the Loan Agreement shall be true and correct as of the date hereof, (iii) each condition set forth in this Section 4 of this Agreement shall have been satisfied, and (iv) Agent shall have received a certificate from an authorized officer of Borrower confirming each of the foregoing.

5. Reaffirmation of Debt Documents. By executing and delivering this Agreement, Borrower hereby (i) reaffirms, ratifies and confirms its Obligations under the Loan Agreement, the Notes and the other Debt Documents; (ii) agrees that this Agreement and the Intellectual Property Security Agreements shall be “Debt Documents” under the Loan Agreement; and (iii) hereby expressly agrees that the Loan Agreement, the Notes and each other Debt Document shall remain in full force and effect following any action contemplated hereby.

6. Reaffirmation of Grant of Security Interest in Collateral. Borrower hereby expressly reaffirms, ratifies and confirms its obligations under the Loan Agreement, including its mortgage, grant, pledge and hypothecation to Agent for the benefit of Agent and each Lender, of the lien on and security interest in, all of its right, title and interest in, all of the Collateral.

7. Confirmation of Representations and Warranties; Liens; No Default. Borrower hereby confirms that (i) all of the representations and warranties set forth in the Debt Documents continue to be true and correct as of the date hereof, except to the extent such representations and warranties by their terms expressly relate only to a prior date (in which case such representations and warranties shall be true and correct as of such prior date); (ii) there are no Defaults or Events of Default that have not been waived or cured; (iii) Agent has and shall continue to have valid, enforceable and perfected first-priority liens, subject to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Agent, for the benefit of Agent and each Lender, pursuant to the Debt Documents or otherwise granted to or held by Agent, for the benefit of Agent and each Lender; and (iv) the agreements and obligations of Borrower contained in the Debt Documents and in this Agreement constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; provided, however, with respect to this clause (iv), to the extent that this Agreement is not enforceable against Borrower, the obligations of Agent and the Lenders contained herein with respect to such parties are null and void.

8. No Other Consents or Amendments. The consent in this Agreement is applicable only to the matters set forth in Section 2 above, and do not constitute a future consent or waiver nor a consent to, or waiver of, anything other than the matters expressly set forth herein. Except as expressly set forth in this Agreement, the Loan Agreement and all other Debt Documents shall remain unchanged and in full force and effect. This Agreement shall be limited precisely and expressly as drafted and shall not be construed as consent to the amendment, restatement, modification, supplementation or waiver of any other terms or provisions of the Loan Agreement or any other Debt Document.

9. Costs and Expenses. Borrower shall be responsible for the reimbursement of all fees and expenses of Agent’s in-house and outside counsel and other out of pocket costs and expenses incurred by Agent and the Lenders in connection with the preparation and negotiation of this Agreement. Such fees, costs and expenses, as limited by the preceding sentence, shall be due and payable upon demand of Agent, and if not paid promptly upon such demand, all such fees, costs and expenses shall become part of the Obligations.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11. Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Debt Documents.

12. Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

13. Counterparts. This Agreement may be executed in counterparts, and such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Consent and Amendment Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

Syndax Pharmaceuticals, Inc., a Delaware corporation

By:	/s/ Arlene M. Morris
Name:	Arlene M. Morris
Title:	Chief Executive Officer

[Signatures Continue on Following Page]

S-1

AGENT AND LENDER:

General Electric Capital Corporation, a Delaware corporation

By:	/s/ Jacqueline K. Blechinger
Name:	Jacqueline K. Blechinger
Its:	Duly Authorized Signatory

[End of Signature Pages]

S-2

Exhibit A

March 2013 Charter Amendments

Exhibit A

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SYNDAX PHARMACEUTICALS, INC.

Syndax Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

The name of this corporation is Syndax Pharmaceuticals, Inc. This corporation was originally incorporated under the same name, and the original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on October 11, 2005. An Amended and Restated Certificate of Incorporation or Certificate of Amendment to the Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on March 29, 2007, January 22, 2010, August 2, 2010, December 20, 2011, June 28, 2012, October 9, 2012, November 19, 2012, December 28, 2012, January 18, 2013 and March 8, 2013, all under its present name.

The text of the Fifth Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of this corporation is Syndax Pharmaceuticals, Inc.

ARTICLE II

The address of this corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, 19808, County of New Castle, Delaware. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which this corporation is authorized to issue is two billion six hundred fifty-two million (2,652,000,000) shares. Nine hundred thirty-four million (934,000,000) shares shall be Common Stock with a par value of $0.0001 per share and one billion seven hundred eighteen million (1,718,000,000) shares shall be Preferred Stock with a par value of $0.001 per share, five hundred forty million (540,000,000) of which shall be designated Series A Preferred Stock (“Series A Preferred Stock”), four hundred eighty six million (486,000,000) of which shall be designated Series A-1 Preferred Stock (“Series A-1 Preferred Stock”), three hundred fifty-five million (355,000,000) of which shall be designated Series B Preferred Stock (“Series B Preferred Stock”) and three hundred thirty-seven million (337,000,000) of which shall be designated Series B-1 Preferred Stock (“Series B-1 Preferred

Stock” and, collectively with the Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock, the “Preferred Stock”). This corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance upon conversion of the Preferred Stock shall not be sufficient to permit conversion of the Preferred Stock. Subject to the provisions herein, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of this corporation representing a majority of the votes represented by all outstanding shares of stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

ARTICLE V

The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and series of the shares of capital stock or the holders thereof are as follows:

1. Dividend Provisions. Prior and in preference to any declaration or payment of any dividends to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Common Stock, or any other class of capital stock of this corporation, the holders of shares of the Series A-1 Preferred Stock and Series B-1 Preferred Stock (together, the “Prime Preferred Stock”) shall be entitled to receive cumulative dividends whether or not declared by the board of directors of this corporation, on a pari passu basis, out of any assets legally available therefor (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation), at the rate of six percent (6%) of the applicable Original Issue Price (as defined herein) per share per annum. Such dividends shall accrue and be cumulative from the date of issuance of the shares of Prime Preferred Stock, whether or not earned or declared by the board of directors of this corporation. In the event that the board of directors of this corporation declares a dividend, the amount of which is insufficient to permit payment of the full aforesaid dividends, such dividends will be paid ratably to each holder in proportion to the dividend amounts to which each holder of Prime Preferred Stock is entitled. Any dividend payment made on shares of Prime Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest dividend period for which dividends have not been paid. In addition, holders of shares of Prime Preferred Stock shall be entitled to receive, on an as-converted basis, dividends declared and paid to holders of Common Stock. The “Original Issue Price” of each series of the Preferred Stock shall be Nine and One-Tenth Cents ($0.091) per share (as adjusted for stock splits, stock dividends, recapitalization and similar events).

2. Liquidation Preference.

(a) Preferred Preference.

(i) In the event of any Liquidating Transaction (as defined below), either voluntarily or involuntarily, the holders of each series of the Prime Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this corporation (or distribution of consideration in connection with a Liquidating Transaction) to the holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock, on a pari passu basis, an amount equal to the applicable Original Issue Price per share for each share of Prime Preferred Stock then so held, plus a further amount equal to any accrued but unpaid dividends on such shares. All of the preferential amounts to be paid to the holders of the Prime Preferred Stock under this Section 2(a)(i) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of this corporation to, the holders of the Series A Preferred Stock, Series B Preferred Stock or Common Stock in connection with such Liquidating Transaction.

(ii) If, upon such Liquidating Transaction the assets of this corporation are insufficient to provide for the cash payment of the full aforesaid preferential amounts to the holders of the Prime Preferred Stock, such assets as are available shall be distributed ratably among the holders of the Prime Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

(iii) After payment has been made to the holders of the Prime Preferred Stock of the full amounts to which they are entitled as provided in Section 2(a)(i) above, the remaining assets of this corporation available for distribution to the stockholders shall be distributed pro rata among the holders of Series B Preferred Stock, prior and in preference to any distribution of any of the assets or surplus funds of this corporation (or distribution of consideration in connection with a Liquidating Transaction) to the holders of Series A Preferred Stock and Common Stock, an amount equal to seventy-five percent (75%) of the applicable Original Issue Price per share for each share of Series B Preferred Stock then so held, plus a further amount equal to any dividends declared but unpaid on such shares. All of the preferential amounts to be paid to the holders of the Series B Preferred Stock under this Section 2(a)(iii) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of this corporation to, the holders of the Series A Preferred Stock and Common Stock in connection with such Liquidating Transaction. If, upon such Liquidating Transaction the assets of this corporation are insufficient to provide for the cash payment of the full aforesaid preferential amounts to the holders of the Series B Preferred Stock, such assets as are available shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

(iv) After payment has been made to the holders of the Preferred Stock of the full amounts to which they are entitled as provided in Sections 2(a)(i) and 2(a)(iii) above, the remaining assets of this corporation available for distribution to the stockholders shall be distributed pro rata among the holders of Common Stock, Prime Preferred Stock and Series A Preferred Stock (on an as-converted to Common Stock basis, provided that for purposes of this Section 2(a)(iv), the “Series A Conversion Price” of each share of Series A Preferred Stock shall be five times the Series A Conversion Price then in effect pursuant to Section 4 below).

(v) If any portion of the consideration payable to the stockholders of this corporation is placed into escrow and/or is payable to the stockholders of this corporation subject to contingencies, the agreement governing such transaction shall provide that (x) the portion of such consideration that is not placed in escrow and not subject to any contingencies

(the “Initial Consideration”) shall be allocated among the holders of capital stock of this corporation in accordance with the liquidation preference order as set forth in this Section 2 as if the Initial Consideration were the only consideration payable in connection with such Liquidating Transaction and (y) any additional consideration which becomes payable to the stockholders of this corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of this corporation in accordance with the liquidation preference order as set forth in this Section 2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

For purposes of this Section 2, a “Liquidating Transaction” of this corporation shall mean a (i) liquidation, dissolution or winding-up of this corporation, (ii) sale, conveyance, license or other disposition of all or substantially all of the assets, property or business of this corporation, or, (iii) merger or consolidation with or into any other corporation if, as a result of such merger or consolidation, the holders of the Common Stock and Preferred Stock prior to such merger or consolidation do not hold at least fifty-one percent (51%) of the combined voting power of the surviving corporation.

(b) Notice of Liquidating Transaction. This corporation shall give each holder of record of Preferred Stock written notice of any impending Liquidating Transaction not later than ten (10) days prior to the stockholders’ meeting called to approve such Liquidating Transaction, or ten (10) days prior to the closing of such Liquidating Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Liquidating Transaction. The first of such notices shall describe the material terms and conditions of the impending Liquidating Transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. Unless such notice requirements are waived, the Liquidating Transaction shall not take place sooner than ten (10) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein. Notwithstanding the other provisions of this Sixth Amended and Restated Certificate of Incorporation, all notice periods or requirements in this Certificate of Incorporation applicable to the holders of Preferred Stock may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of at least sixty percent (60%) of the voting power of the outstanding shares of Preferred Stock that are entitled to such notice rights.

(c) Consent for Certain Repurchases. Each holder of an outstanding share of Preferred Stock shall be deemed to have consented, for purposes of Section 160 of the General Corporation Law of the State of Delaware (and, if applicable, Sections 502, 503 and 506 of the California Corporations Code), to distributions made by this corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between this corporation and such persons but only to the extent each distribution equals the original purchase price of such shares being repurchased.

3. Voting Rights.

(a) The Preferred Stock, voting together as a separate class, shall be entitled to elect three (3) members of the board of directors (the “Preferred Directors”); the Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the board of directors (the

“Common Directors”); and the holders of a majority of the Common Stock and a majority of the Preferred Stock, voting as a separate class on an as converted basis, shall be entitled to elect one (1) member, and the holders of at least sixty percent (60%) of the Preferred Stock and a majority of the Common Stock, voting as a separate class, shall be entitled to elect any additional directors.

(b) On all other matters, except as specifically provided herein or as otherwise required by law, holders of the Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to vote, together with the holders of Common Stock, with respect to any matters upon which holders of Common Stock have the right to vote. Except as otherwise provided herein, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the largest number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of this corporation having general voting power and not separately as a class. For purposes of this Section 3, the “voting power of the shares of Preferred Stock” shall mean the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted at the dates provided in the preceding sentence. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Preferred Stock shall be convertible into shares of Common Stock without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the Preferred Stock and shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the per share Conversion Value (as hereinafter defined) of each series of Preferred Stock at the time of conversion by the Conversion Price (as hereinafter defined) per share in effect for such series. The initial per share Conversion Price of the Series A Preferred Stock shall be Nine and One-Tenth Cents ($0.091). The per share Conversion Value of the Series A Preferred Stock shall be Nine and One-Tenth Cents ($0.091) (as adjusted for stock splits, stock dividends, recapitalization and similar events relating to the Series A Preferred Stock). The initial per share Conversion Price of the Series A-1 Preferred Stock shall be Nine and One-Tenth Cents ($0.091). The per share Conversion Value of the Series A-1 Preferred Stock shall be Nine and One-Tenth Cents ($0.091) (as adjusted for stock splits, stock dividends, recapitalization and similar events relating to the Series A-1 Preferred Stock). The initial per share Conversion Price of the Series B Preferred Stock shall be Nine and One-Tenth Cents ($0.091). The per share Conversion Value of the Series B Preferred Stock shall be Nine and One-Tenth Cents ($0.091) (as adjusted for stock splits, stock dividends, recapitalization and similar events relating to the Series B Preferred Stock). The initial per share Conversion Price of the Series B-1 Preferred Stock shall be Nine and One-Tenth Cents ($0.091). The per share Conversion Value of the Series B-1 Preferred Stock shall be Nine and One-Tenth Cents

($0.091) (as adjusted for stock splits, stock dividends, recapitalization and similar events relating to the Series B-1 Preferred Stock). The initial Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as provided below, subject to the terms of Section 4(e) hereof. The number of shares of Common Stock into which a share of Preferred Stock is convertible is hereinafter referred to as the “Conversion Rate” of such series.

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into share(s) of Common Stock at its then effective Conversion Rate of such series of Preferred Stock immediately upon the earlier of (i) the closing of the sale of this corporation’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (“Securities Act”), with aggregate offering proceeds to this corporation (before deduction for underwriters’ discounts and expenses relating to the issuance) of at least Fifty Million Dollars ($50,000,000) and a public offering price per share equal to at least three (3) times the Original Issue Price for the Series B-1 Preferred Stock, or (ii) at the election of the holders of at least sixty percent (60%) of the outstanding shares of the Preferred Stock voting as a separate class on an as-converted basis.

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate(s) therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock and shall give written notice to this corporation at such office that the holder elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 4(b) hereof). This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock certificate(s) for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to Section 4(b)(i) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in Section 4(b)(i)) or in the case of an automatic conversion pursuant to Section 4(b)(ii) hereof, immediately prior to the close of business on the date of the election referred to in Section 4(b)(ii) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Fractional Shares. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, this corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of such series of Preferred Stock as determined by the board of directors of this corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(e) Adjustment of Conversion Price. The Conversion Price of the Series A Preferred Stock (“Series A Conversion Price”), the Conversion Price of the Series A-1 Preferred Stock (“Series A-1 Conversion Price”), the Conversion Price of the Series B Preferred Stock (“Series B Conversion Price”) and the Conversion Price of the Series B-1 Preferred Stock (“Series B-1 Conversion Price” and, collectively with the Series A Conversion Price, Series A-1 Conversion Price and Series B Conversion Price, each a “Preferred Stock Conversion Price”) shall each be subject to independent adjustment from time to time as follows:

(i) Definitions. For purposes of this paragraph 4(e), the following definitions shall apply:

(A) “Excluded Stock” shall mean:

(1) all shares of Common Stock issued or deemed issued to directors or employees of, or consultants or advisors to, this corporation, pursuant to any stock option plan or equity incentive plan of this corporation approved by a majority of the board of directors of this corporation;

(2) all shares of Common Stock issued or deemed issued in connection with research and development partnerships, licensing, corporate partnering, collaborative arrangements or similar transactions approved by the holders of at least sixty percent (60%) of the outstanding Preferred Stock;

(3) all securities issued pursuant to dividends or distributions on the Preferred Stock;

(4) securities to financial institutions or lessors issued in connection with commercial credit arrangements, equipment financings, commercial property lease transactions, or similar transactions approved by a majority of the board of directors of this corporation;

(5) capital stock issued in connection with bona fide acquisitions, mergers, consolidations or similar business combinations, provided that such issuance has been approved by the holders of at least sixty percent (60%) of the outstanding Preferred Stock;

(6) Common Stock issuable upon conversion of the Preferred Stock;

(7) Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock issued upon conversion of Preferred Stock or Debt (as defined below) pursuant to Section 5(a)(i) below;

(8) RESERVED;

(9) Warrants to purchase Preferred Stock (the “Preferred Stock Warrants”) issued in connection with that certain Series B-1 Preferred Stock and Warrant Purchase Agreement dated as of the date of this Sixth Amended and Restated Certificate of Incorporation (“2013 Purchase Agreement”);

(10) Preferred Stock issued upon exercise of the Preferred Stock Warrants;

(11) shares of Common Stock or Convertible Securities issued upon the exercise of Options or shares of Common Stock issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; and

(12) all securities issued pursuant to a firm commitment, underwritten initial public offering of the capital stock of this corporation registered under the Securities Act.

(B) “Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(C) “Convertible Securities” means securities by their terms directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(D) “Purchase Rights” means Options and Convertible Securities.

(E) “Dilutive Issuance” means an issuance of Purchase Rights, or Common Stock which is not Excluded Stock, without consideration or for a consideration per share less than the applicable Preferred Stock Conversion Price. “Dilutive Issuance” excludes any stock dividend, subdivision or split-up, stock combination, dividend or Transaction described in Sections 4(e)(iv) through (vii) below.

(ii) Adjustment of Conversion Price for Dilutive Issuances.

(A) If this corporation issues or is deemed to issue any Common Stock in a Dilutive Issuance at any time after the initial date shares of Series B-1 Preferred Stock are issued and on or before December 31, 2013, then (1) the Series B-1 Conversion Price in effect after each such issuance shall be reduced to the consideration per share received by this corporation for such issue or deemed issue of Common Stock in a Dilutive Issuance; provided that if such issuance or deemed issuance was without consideration, then this corporation shall be deemed to have received an aggregate of $0.001 of consideration for all such Common Stock in a Dilutive Issuance issued or deemed to be issued and (2) the Series A-1 Conversion Price and the Series B Conversion Price in effect after each such issuance shall be adjusted to a price determined pursuant to Section 4(e)(ii)(B) below as if the Dilutive Issuance occurred after December 31, 2013.

(B) If this corporation issues or is deemed to issue any Common Stock in a Dilutive Issuance after December 31, 2013, the Series A-1 Conversion Price, Series B-1 Conversion Price and Series B Conversion Price in effect after each such issuance shall be adjusted to a price determined by multiplying the Preferred Stock Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction:

(1) the numerator of which shall be (x) the number of shares of Common Stock outstanding and issuable on exercise of all outstanding Options and Convertible Securities immediately prior to the Dilutive Issuance, plus (y) the number of shares of Common Stock that the aggregate consideration, if any, received by this corporation in connection with the Dilutive Issuance would purchase at such Preferred Stock Conversion Price, and

(2) the denominator of which shall be (x) the number of shares of Common Stock outstanding and issuable on exercise of all outstanding Options and

Convertible Securities immediately prior to the Dilutive Issuance, plus (y) the number of shares of Common Stock issued or deemed issued in the Dilutive Issuance.

(C) For the avoidance of doubt, the Series A Conversion Price shall not be automatically adjusted pursuant to this Section 4(e)(ii) in connection with a Dilutive Issuance.

(iii) For purposes of any adjustment of the Preferred Stock Conversion Price pursuant to clause (ii) above, the following provisions shall be applicable:

(A) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by this corporation in connection with the issuance and sale thereof.

(B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the board of directors of this corporation, in accordance with generally accepted accounting treatment; provided, however, that if at the time of such determination, this corporation’s Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of this corporation shall not exceed the aggregate “Current Market Price” (as defined below) of the shares of Common Stock being issued.

(C) In the case of the issuance of Purchase Rights in a Dilutive Issuance:

(1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in (iii) (A) and (B) above), if any, received by this corporation upon the issuance of such Options plus the minimum purchase price provided in such Options covered thereby;

(2) the aggregate maximum number of shares of Common Stock deliverable upon conversion or exercise of or exchange for any Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration received by this corporation for any such Convertible Securities (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any; to be received by this corporation upon the conversion or exchange of such Convertible Securities (determined in the manner provided in (iii) (A) and (B) above);

(3) on any change in the number of shares of Common Stock deliverable upon exercise of any such Purchase Rights or on any change in the minimum purchase price of such Purchase Rights, the Preferred Stock Conversion Price shall forthwith be readjusted to such Preferred Stock Conversion Price as would have been obtained had the adjustment made upon (x) the issuance of such Purchase Rights not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the issuance of options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

(4) on the expiration of any Purchase Rights, the Preferred Stock Conversion Price shall forthwith be readjusted to such Preferred Stock Conversion Price as would have obtained had the adjustment made upon the issuance of such Purchase Right been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Purchase Rights.

(iv) If the number of shares of Common Stock outstanding at any time after the date of this Sixth Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Filing Date”) is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the applicable Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such Preferred Stock shall be increased in proportion to such increase of outstanding shares.

(v) If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock then, on the effective date of such combination, the applicable Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(vi) In case this corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock); stock or other securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights (excluding Purchase Rights), then, in each such case, the holders of shares of Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which each series of Preferred Stock is convertible.

(vii) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of this corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares provided for under Section 4(e)(iv) or (v) above), or the consolidation or merger of this corporation with or into another person (other than a consolidation or merger in which this corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of this corporation (“Transaction”), the shares of Preferred Stock shall, after such Transaction, be convertible into the kind and number of shares of stock or other securities or property of this corporation or otherwise to which such holder would have been entitled if immediately prior to such Transaction the holder had converted the holder’s shares of Preferred Stock into Common Stock. The provisions of this clause (vii) shall similarly apply to successive Transactions.

(viii) All calculations under this Section 4 shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

(ix) For the purpose of any computation pursuant to this Section 4(e), the “Current Market Price” at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as reported by Nasdaq (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (ix) are available for the period required hereunder, Current Market Price shall be determined in good faith by the board of directors of this corporation.

(f) Minimal Adjustments. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

(g) [Reserved.]

(h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 4, this corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which adjustment or readjustment is based. This corporation shall, upon request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversions of such holder’s shares of Preferred Stock.

(i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, this corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(k) Notices. Any notice required by the provisions of this Section 4 to be given to the holder of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of this corporation.

5. Special Mandatory Conversions.

(a) Trigger Event.

(i) Equity Securities.

(A) In the event that any holder of shares of Preferred Stock participates in the First Equity Closing (as defined in the 2013 Purchase Agreement) of a Qualified Financing by purchasing at least such holder’s Pro Rata Amount (for the avoidance of doubt, the shares of Series B-1 Preferred Stock issued upon conversion and cancellation of the March 1, 2013 Notes (as hereinafter defined) shall be deemed to be purchased at the initial closing of a Qualified Financing for purposes of determining whether such holder has purchased its Pro Rata Amount under this Section 5(a)(i) in the First Equity Closing) at such closing , then, automatically, and without any further action on the part of such holder, and effective upon, subject to, and concurrently with, the consummation of such First Equity Closing, (1) each share of Series A Preferred Stock held by such holder shall be converted into one share of Series A-1 Preferred Stock, and (2) the outstanding principal balance and all unpaid accrued interest, net of any required withholding taxes, of all Debt held by such holder shall convert in whole into shares of Series B-1 Preferred Stock at a conversion price equal to the price per share paid by the participants in the Qualified Financing on the same terms and conditions as given to the participants in the Qualified Financing.

(B) In the event that any holder of shares of Preferred Stock does not participate in any of the First Equity Closing, Second Equity Closing (as defined in the 2013 Purchase Agreement) or Fourth Equity Closing (as defined in the 2013 Purchase Agreement) of the Qualified Financing by purchasing such holder’s Pro Rata Amount at such closing, then, automatically, and without any further action on the part of such holder, and effective upon, subject to, and concurrently with, the consummation of such closing, (1) each share of Series A-1 Preferred Stock held by such holder immediately prior thereto shall be converted into one share of Series A Preferred Stock, (2) each share of Series B-1 Preferred Stock issued to such holder pursuant to Section 5(a)(i)(A), shall be converted into one share of Series B Preferred Stock, and (3) the outstanding principal balance and all unpaid accrued interest, net of any required withholding taxes, of all Debt, if any, held by such holder shall convert in whole into shares of Series B Preferred Stock at a conversion price equal to the price per share paid by the participants in the Qualified Financing on the same terms and conditions as given to the participants in the Qualified Financing. Notwithstanding the foregoing, Section 5(a)(i)(A) and (B) shall not apply to GE Capital Investments, Inc. or its Affiliates with respect to those shares of Series B-1 Preferred Stock issued to it or them pursuant to that certain Exchange Agreement by and between GE Capital Investments, Inc. and this corporation on or about the date of this Sixth Amended and Restated Certificate of Incorporation. This Sixth Amended and Restated Certificate of Incorporation shall not, without the written consent of GE Capital Investments, Inc., be amended such that the immediately foregoing sentence is modified.

(C) The conversions and issuances of equity securities contemplated by this Section 5(a)(i) are referred to as “Special Mandatory Conversions.” No fractional shares shall be issued upon a Special Mandatory Conversion. In lieu of any fractional shares, this corporation shall pay to the holder an amount in cash equal to the product obtained by multiplying the applicable conversion price set forth in the applicable Debt by the fraction of a share not issued upon such conversion.

(ii) Affiliate Aggregation. For purposes of determining (A) the number of shares of Preferred Stock and Preferred Stock into which Debt is convertible by a holder thereof, (B) such holder’s Pro Rata Amount and (C) the number of Offered Securities such holder has purchased in a Qualified Financing, all shares of Preferred Stock and shares of Preferred Stock into which Debt is convertible held by Affiliates of such holder shall be aggregated with such holder’s shares and all Offered Securities purchased by Affiliates of such holder shall be aggregated with the Offered Securities purchased by such holder (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons).

(b) Procedural Requirements.

(i) Upon a Special Mandatory Conversion, each holder of shares or Debt converted pursuant to Section 5(a) shall be sent written notice of such Special Mandatory Conversion. Upon receipt of such notice, each holder of such securities shall surrender his, her or its certificate(s) for all such shares of applicable Preferred Stock and Debt (“Securities Documentation”) (or, if such holder alleges that such Securities Documentation has been lost, stolen or destroyed, an affidavit certifying to its loss and agreement reasonably acceptable to this corporation to indemnify this corporation against any claim that may be made against this corporation on account of the alleged loss, theft or destruction of such Securities Documentation) to this corporation at the place designated in such notice. If so required by this corporation, Securities Documentation surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to this corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the securities converted pursuant to Section 5(a), including the rights, if any, to receive notices and vote, will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the Securities Documentation for such shares or Debt at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in Section 5(b)(ii).

(ii) As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate(s) (or lost certificate affidavit and agreement) for applicable Preferred Stock and Debt so converted, this corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Preferred Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 5(a)(i)(C) in lieu of any fraction of a share of Preferred Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and this corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

(c) Definitions. For purposes of this Section 5, the following definitions shall apply:

(i) “Affiliate” means, with respect to any holder of shares of Preferred Stock or Debt, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any fund now or hereafter existing of which the holder is a partner or member which is controlled by or under common control with one or more general partners of such holder or shares the same management company with such holder.

(ii) “Debt” means convertible promissory notes issued by this corporation other than those certain promissory notes issued by this corporation on March 1, 2013 (A) to DP VIII Associates, L.P. in the principal amount of $165.72; (B) to Domain Partners VIII, L.P. in the principal amount of $22,334.28; (C) to MPM BioVentures IV-QP, L.P. in the principal amount of $18,744.82; (D) to MPM BioVentures IV GmbH & Co. Beteiligungs KG in the principal amount of $722.16; (E) to MPM Asset Management Investors BV4 LLC in the principal amount of $533.02; and (F) to MPM BioVentures IV Strategic Fund, L.P. in the principal amount of $2,500.00 (such excepted promissory notes are collectively referred to herein as the “March 1, 2013 Notes”).

(iii) “Offered Securities” means the Series B-1 Preferred Stock set aside by the board of directors of this corporation for purchase by holders of outstanding shares of Preferred Stock in connection with a Qualified Financing, and offered to such holders.

(iv) “Pro Rata Amount” means the lesser of (a) a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities in any closing of the Qualified Financing by a fraction, the numerator of which is equal to the aggregate number of shares of Series A Preferred Stock held by such holder (giving effect to the conversion of such holder’s Debt convertible into Preferred Stock as if converted into shares of Series A Preferred Stock) immediately prior to the First Equity Closing of a Qualified Financing, and the denominator of which is equal to the sum of the aggregate number of shares of Series A Preferred Stock outstanding (giving effect to the conversion of all Debt as if converted into shares of Series A Preferred Stock) immediately prior to the First Equity Closing of the Qualified Financing, and (b) the maximum number of Offered Securities that such holder is permitted by this corporation to purchase in such closing of the Qualified Financing, after giving effect to any cutbacks or limitations established by the board of directors and applied on a pro rata basis to all stockholders of this corporation that were holders of Series A Preferred Stock immediately prior to the First Equity Closing.

(v) “Qualified Financing” means each of the First Equity Closing, the Second Equity Closing and the Fourth Equity Closing of the Series B-1 Preferred Stock and warrant financing contemplated by the 2013 Purchase Agreement.

6. Prime Preferred Stock Protective Provisions. So long as at least One Million (1,000,000) shares of Prime Preferred Stock are outstanding, this corporation shall not (by merger, reclassification or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty percent (60%) of the then outstanding shares of Prime Preferred Stock voting as a single class:

(a) amend the Certificate of Incorporation or Bylaws to alter or change the rights, preferences or privileges of the Preferred Stock;

(b) increase or decrease the aggregate number of authorized shares of any class of stock;

(c) increase the number of shares reserved under any stock option plan of this corporation;

(d) create or effect a creation (by reclassification or otherwise) of any new class or series of shares of stock;

(e) effect any (i) Liquidating Transaction or (ii) an agreement for the sale of capital stock such that the stockholders immediately prior to such sale will possess less than fifty percent (50%) of the voting power immediately after such sale;

(f) declare or pay dividends on any capital stock (except as provided for in this Sixth Amended and Restated Certificate of Incorporation);

(g) execute any action to increase or decrease the number of directors of this corporation;

(h) repurchase or redeem any shares of capital stock except in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between this corporation and such persons but only to the extent each repurchase equals the original purchase price of such shares being repurchased; or

(i) do any act or thing which would result in taxation of the holders of shares of the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

ARTICLE VI

This corporation is to have perpetual existence.

ARTICLE VII

1. Limitation of Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

2. Indemnification. This corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of this corporation, or any predecessor of this corporation; or serves or served at any other enterprise as a director, officer or employee at the request of this corporation or any predecessor to this corporation.

3. Amendments. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this corporation’s Sixth Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII would accrue or arise, prior to such amendment repeal, or adoption of an inconsistent provision.

ARTICLE VIII

In the event that shares of Preferred Stock shall be converted pursuant to the terms hereof, the shares so converted shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by this corporation.

ARTICLE IX

Holders of stock of any class or series of this corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

ARTICLE X

Elections of directors need not be by written ballot unless the Bylaws of this corporation so provide.

ARTICLE XI

This corporation hereby renounces, to the fullest extent permitted by Section 122 (17) of the General Corporation Law of the State of Delaware, any interest or expectancy of this corporation in, or in being offered, an opportunity to participate in, any Preferred Stock Business Opportunity. A “Preferred Stock Business Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of this corporation who is not an employee of this corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of this corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person solely in such Covered Person’s capacity as a director of this corporation. To the fullest extent permitted by law, this corporation hereby waives any claim against a Covered Person, and agrees to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could limit any Covered Person from pursuing or engaging in any Preferred Stock Business Opportunity.

ARTICLE XII

In furtherance and not in limitation of the powers conferred by statute, the board of directors of this corporation is expressly authorized to make, alter, amend or repeal the Bylaws of this corporation.

ARTICLE XIII

The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the board of directors of this corporation.

The foregoing Sixth Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true, correct and of my own knowledge.

Dated: March 8, 2013

/s/ Arlene M. Morris
Arlene M. Morris
Chief Executive Officer

FOURTH CERTIFICATE OF AMENDMENT

TO

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SYNDAX PHARMACEUTICALS, INC.

SYNDAX PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That resolutions setting forth a proposed fourth amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation, were duly adopted by the Board of Directors of the Corporation, acting by unanimous written consent.

SECOND: That said amendment was approved by the stockholders of the Corporation entitled to vote on such amendment acting by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment amends the Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation as follows:

A. By deleting the existing Article IV therein in its entirety and substituting therefor a new Article IV to read in its entirety as follows:

ARTICLE IV

This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which this corporation is authorized to issue is two billion eight hundred sixteen (2,816,000,000) shares. One billion two hundred ten million five hundred thousand (1,210,500,000) shares shall be Common Stock with a par value of $0.0001 per share and one billion six hundred five million five hundred thousand (1,605,500,000) shares shall be Preferred Stock with a par value of $0.001 per share, seven hundred eighty million (780,000,000) of which shall be designated Series A Preferred Stock (“Series A Preferred Stock”), seven hundred eighty million (780,000,000) of which shall be designated Series A-1 Preferred Stock (“Series A-1 Preferred Stock” and together with the Series A Preferred Stock, the “Series A/A-1 Preferred Stock”) and forty-five million five hundred thousand (45,500,000) of which shall be designated Series B Preferred Stock (“Series B Preferred Stock” and together with the Series A/A-1 Preferred Stock, the “Preferred Stock”). This corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance upon conversion of the Preferred Stock shall not be sufficient to permit conversion of the Preferred Stock. Subject to the provisions herein, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of this corporation representing a majority of the votes represented by all outstanding shares of stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of this corporation, each one (1) share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be divided into ten (10) shares Series A Preferred Stock (the “Stock Split”). Each certificate that immediately prior to the Effective Time represented shares of Series A Preferred Stock (“Old Certificates”), shall thereafter represent that number of shares of Series A Preferred Stock into which the shares of Series A Preferred Stock represents by the Old Certificate shall have been divided. The “Conversion Price” and “Conversion Value” of the Series A Preferred Stock shall, immediately after the Effective Time, be reduced to one-tenth (1/10th) of its value prior thereto. Following the Stock Split, the par value of the Series A Preferred Stock remains $0.001 per share.

FOURTH: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Arlene M. Morris, its Chief Executive Officer, this 8th day of March, 2013.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Arlene M. Morris
Name:	Arlene M. Morris
Title:	Chief Executive Officer

THIRD CERTIFICATE OF AMENDMENT

TO

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SYNDAX PHARMACEUTICALS, INC.

SYNDAX PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That resolutions setting forth a proposed third amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation, were duly adopted by the Board of Directors of the Corporation, acting by unanimous written consent.

SECOND: That said amendment was approved by the stockholders of the Corporation entitled to vote on such amendment acting by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment amends the Fifth Amended and Restated Certificate of Incorporation of the Corporation by deleting the existing Article IV of said Certificate of Incorporation in its entirety and substituting therefor a new Article IV to read in its entirety as follows:

ARTICLE IV

This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which this corporation is authorized to issue is Two Hundred Eighty-One Million Six Hundred Thousand (281,600,000) shares. One Hundred Twenty-One Million Fifty Thousand (121,050,000) shares shall be Common Stock with a par value of $0.0001 per share and One Hundred Sixty Million Five Hundred Fifty Thousand (160,550,000) shares shall be Preferred Stock with a par value of $0.001 per share, Seventy-Eight Million (78,000,000) of which shall be designated Series A Preferred Stock (“Series A Preferred Stock”), Seventy-Eight Million (78,000,000) of which shall be designated Series A-1 Preferred Stock (“Series A-1 Preferred Stock” and together with the Series A Preferred Stock, the “Series A/A-1 Preferred Stock”) and Four Million Five Hundred Fifty Thousand (4,550,000) of which shall be designated Series B Preferred Stock (“Series B Preferred Stock” and together with the Series A/A-1 Preferred Stock, the “Preferred Stock”). This corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance upon conversion of the Preferred Stock shall not be sufficient to permit conversion of the Preferred Stock. Subject to the provisions herein, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of this corporation representing a majority of the votes represented by all outstanding shares of stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

FOURTH: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Arlene M. Morris, its Chief Executive Officer, this 18th day of January, 2013.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Arlene M. Morris
Name:	Arlene M. Morris
Title:	Chief Executive Officer

SECOND CERTIFICATE OF AMENDMENT

TO

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SYNDAX PHARMACEUTICALS, INC.

SYNDAX PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That resolutions setting forth a proposed second amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation, were duly adopted by the Board of Directors of the Corporation, acting by unanimous written consent.

SECOND: That said amendment was approved by the stockholders of the Corporation entitled to vote on such amendment acting by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment amends the Fifth Amended and Restated Certificate of Incorporation of the Corporation by deleting the existing Article IV of said Certificate of Incorporation in its entirety and substituting therefor a new Article IV to read in its entirety as follows:

ARTICLE IV

This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which this corporation is authorized to issue is Two Hundred Seventy-Nine Million Five Hundred Thousand (279,500,000) shares. One Hundred Twenty Million (120,000,000) shares shall be Common Stock with a par value of $0.0001 per share and One Hundred Fifty-Nine Million Five Hundred Thousand (159,500,000) shares shall be Preferred Stock with a par value of $0.001 per share, Seventy-Eight Million (78,000,000) of which shall be designated Series A Preferred Stock (“Series A Preferred Stock”), Seventy-Eight Million (78,000,000) of which shall be designated Series A-1 Preferred Stock (“Series A-1 Preferred Stock” and together with the Series A Preferred Stock, the “Series A/A-1 Preferred Stock”) and Three Million Five Hundred Thousand (3,500,000) of which shall be designated Series B Preferred Stock (“Series B Preferred Stock” and together with the Series A/A-1 Preferred Stock, the “Preferred Stock”). This corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance upon conversion of the Preferred Stock shall not be sufficient to permit conversion of the Preferred Stock. Subject to the provisions herein, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of this corporation representing a majority of the votes represented by all outstanding shares of stock of this

2

corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

FOURTH: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Arlene M. Morris, its Chief Executive Officer, this 28th day of December, 2012.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Arlene M. Morris
Name:	Arlene M. Morris
Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SYNDAX PHARMACEUTICALS, INC.

SYNDAX PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That resolutions setting forth a proposed amendment to the Fifth Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation, were duly adopted by the Board of Directors of the Corporation, acting by unanimous written consent.

SECOND: That said amendment was approved by the stockholders of the Corporation entitled to vote on such amendment acting by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment amends the Fifth Amended and Restated Certificate of Incorporation of the Corporation by deleting the existing Article IV of said Certificate of Incorporation in its entirety and substituting therefor a new Article IV to read in its entirety as follows:

ARTICLE IV

This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which this corporation is authorized to issue is Two Hundred Seventy-Five Million Three Hundred Thousand (275,300,000) shares. One Hundred Sixteen Million Six Hundred Fifty Thousand (116,650,000) shares shall be Common Stock with a par value of $0.0001 per share and One Hundred Fifty-Eight Million Six Hundred Fifty Thousand (158,650,000) shares shall be Preferred Stock with a par value of $0.001 per share, Seventy-Eight Million (78,000,000) of which shall be designated Series A Preferred Stock (“Series A Preferred Stock”), Seventy-Eight Million (78,000,000) of which shall be designated Series A-1 Preferred Stock (“Series A-1 Preferred Stock” and together with the Series A Preferred Stock, the “Series A/A-1 Preferred Stock”) and Two Million Six Hundred Fifty Thousand (2,650,000) of which shall be designated Series B Preferred Stock (“Series B Preferred Stock” and together with the Series A/A-1 Preferred Stock, the “Preferred Stock”). This corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance upon conversion of the Preferred Stock shall not be sufficient to permit conversion of the Preferred Stock. Subject to the provisions herein, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of this corporation representing a majority of the votes represented by all outstanding shares of stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

FOURTH: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Arlene M. Morris, its Chief Executive Officer, this 19th day of November, 2012.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Arlene M. Morris
Name:	Arlene M. Morris
Title:	Chief Executive Officer

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SYNDAX PHARMACEUTICALS, INC.

Syndax Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

The name of this corporation is Syndax Pharmaceuticals, Inc. This corporation was originally incorporated under the same name, and the original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on October 11, 2005. An Amended and Restated Certificate of Incorporation of this Corporation was filed with the Secretary of State of the State of Delaware on March 29, 2007, January 22, 2010, August 2, 2010 and December 20, 2011 all under its present name. A Certificate of Amendment to the Certificate of Incorporation of this Corporation was filed with the Secretary of State of the State of Delaware on June 28, 2012.

The text of the Fourth Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of this corporation is Syndax Pharmaceuticals, Inc.

ARTICLE II

The address of this corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, 19808, County of New Castle, Delaware. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which this corporation is authorized to issue is Two Hundred Seventy-Two Million Three Hundred Thousand (272,300,000) shares. One Hundred Fifteen Million One Hundred Fifty Thousand (115,150,000) shares shall be Common Stock with a par value of $0.0001 per share and One Hundred Fifty-Seven Million One Hundred Fifty Thousand (157,150,000) shares shall be Preferred Stock with a par value of $0.001 per share, Seventy-Eight Million (78,000,000) of which shall be designated Series A Preferred Stock (“Series A Preferred Stock”), Seventy-Eight Million (78,000,000) of which shall be designated Series A-1 Preferred Stock (“Series A-1 Preferred Stock” and together with the Series A Preferred Stock, the “Series A/A-1 Preferred Stock”) and One Million One Hundred Fifty Thousand (1,150,000) of which shall be designated Series B Preferred Stock (“Series B Preferred Stock” and

together with the Series A/A-1 Preferred Stock, the “Preferred Stock”). This corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance upon conversion of the Preferred Stock shall not be sufficient to permit conversion of the Preferred Stock. Subject to the provisions herein, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of this corporation representing a majority of the votes represented by all outstanding shares of stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

ARTICLE V

The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and series of the shares of capital stock or the holders thereof are as follows:

1. Dividend Provisions. Prior and in preference to any declaration or payment of any dividends to the holders of shares of Common Stock, the holders of shares of the Series A Preferred Stock and Series A-1 Preferred Stock shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation), at the rate of eight percent (8%) of the applicable Original Issue Price (as defined herein) per share per annum. Such dividends shall be payable when, as and if declared by the board of directors of this corporation, and shall not be cumulative. In the event that the board of directors of this corporation declares a dividend, the amount of which is insufficient to permit payment of the full aforesaid dividends, such dividends will be paid ratably to each holder in proportion to the dividend amounts to which each holder of Preferred Stock is entitled. After payment of the full amount of the aforesaid dividends, any additional dividends declared shall be distributed to the holders of Common Stock. In addition, holders of shares of Series A Preferred Stock and Series A-1 Preferred Stock shall be entitled to receive, on an as-converted basis, dividends declared and paid to holders of Common Stock. The “Original Issue Price” of each series of the Preferred Stock shall be Ninety-One Cents ($0.91) per share (as adjusted for stock splits, stock dividends, recapitalization and similar events).

2. Liquidation Preference.

(a) Preferred Preference.

(i) In the event of any Liquidating Transaction (as defined below), either voluntarily or involuntarily, the holders of each series of the Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this corporation (or distribution of consideration in connection with a Liquidating Transaction (defined below)) to the holders of Common Stock, on a pari passu basis, an amount equal to the applicable Original Issue Price per share for each share of Preferred Stock then so held, plus a further amount equal to any dividends declared but unpaid on such shares. All of the preferential amounts to be paid to the holders of the Preferred Stock under this Section 2(a)(i) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of this corporation to, the holders of the Common Stock in connection with such Liquidating Transaction.

(ii) If, upon such Liquidating Transaction the assets of this corporation are insufficient to provide for the cash payment of the full aforesaid preferential amounts to the holders of the Preferred Stock, such assets as are available shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

(iii) After payment has been made to the holders of the Preferred Stock of the full amounts to which they are entitled as provided in Section 2(a)(i) above, the remaining assets of this corporation available for distribution to stockholders shall be distributed pro rata among the holders of Common Stock and Preferred Stock (on an as-converted to Common Stock basis) until the holders of Preferred Stock have received an amount per share, including the amounts to which they are entitled as provided in Section 2(a)(i) above, equal to three (3) multiplied by the Original Issue Price per share of such Preferred Stock, for all of such holders’ shares of Preferred Stock (the “Maximum Participation Amount”); provided, however, that the holders of the Preferred Stock shall be entitled to receive the greater of (x) the Maximum Participation Amount and (y) the amount such holder would have received if all shares of its Preferred Stock had been converted into Common Stock immediately prior to such distribution.

(iv) After payment has been made to the holders of the Preferred Stock in the full amounts to which they are entitled as provided in Sections 2(a)(i) and 2(a)(iii), any remaining assets or property of this corporation shall be distributed on a pro rata basis among the holders of the Common Stock.

(v) If any portion of the consideration payable to the stockholders of this corporation is placed into escrow and/or is payable to the stockholders of this corporation subject to contingencies, the agreement governing such transaction shall provide that (x) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of this corporation in accordance with the liquidation preference order as set forth in this Section 2 as if the Initial Consideration were the only consideration payable in connection with such Liquidating Transaction and (y) any additional consideration which becomes payable to the stockholders of this corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of this corporation in accordance with the liquidation preference order as set forth in this Section 2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

For purposes of this Section 2, a “Liquidating Transaction” of this corporation shall mean a (i) liquidation, dissolution or winding-up of this corporation, (ii) sale, conveyance, license or other disposition of all or substantially all of the assets, property or business of this corporation, or, (iii) merger or consolidation with or into any other corporation.

(b) Notice of Liquidating Transaction. This corporation shall give each holder of record of Preferred Stock written notice of any impending Liquidating Transaction not later than ten (10) days prior to the stockholders’ meeting called to approve such Liquidating Transaction, or ten (10) days prior to the closing of such Liquidating Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Liquidating Transaction. The first of such notices shall describe the material terms and conditions of the impending Liquidating Transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. Unless such notice requirements are waived, the Liquidating Transaction shall not take place sooner than ten (10) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein. Notwithstanding the other provisions of this Certificate of Incorporation, all notice periods or requirements in this Certificate of Incorporation applicable to the holders of Preferred Stock may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of at least sixty percent (60%) of the voting power of the outstanding shares of Preferred Stock that are entitled to such notice rights.

(c) Consent for Certain Repurchases. Each holder of an outstanding share of Preferred Stock shall be deemed to have consented, for purposes of Section 160 of the General Corporation Law of the State of Delaware (and, if applicable, Sections 502, 503 and 506 of the California Corporations Code), to distributions made by this corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between this corporation and such persons but only to the extent each distribution equals the original purchase price of such shares being repurchased.

3. Voting Rights.

(a) The Series A Preferred Stock, voting as a separate class, shall be entitled to elect three (3) members of the board of directors (the “Series A Directors”), the Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the board of directors (the “Common Directors”), the holders of a majority of the Common Stock and a majority of the Series A/A-1 Preferred Stock, each voting as a separate class on an as converted basis, shall be entitled to elect one (1) member, and the holders of at least sixty percent (60%) of the Series A/A-1 Preferred Stock and a majority of the Common Stock, each voting as a separate class, shall be entitled to elect any remaining directors.

(b) On all other matters, except as specifically provided herein or as otherwise required by law, holders of the Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to vote, together with the holders of Common Stock, with respect to any matters upon which holders of Common Stock have the right to vote. Except as otherwise provided herein, the holder of each share of Common Stock issued and outstanding shall have one vote and the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the largest number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of this corporation having general voting power and not separately as a class. For purposes of this Section 3, the “voting power of the shares of Preferred Stock” shall mean the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted at the dates provided in the preceding sentence. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Preferred Stock shall be convertible into shares of Common Stock without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the Preferred Stock and shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for each series of Preferred Stock at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. The initial per share Conversion Price of the Series A Preferred Stock shall be Ninety-One Cents ($0.91). The per share Conversion Value of the Series A Preferred Stock shall be Ninety-One Cents ($0.91) (as adjusted for stock splits, stock dividends, recapitalization and similar events relating to the Series A Preferred Stock). The initial per share Conversion Price of the Series A-1 Preferred Stock shall be determined in accordance with Section 4(g) hereof. The per share Conversion Value of the Series A-1 Preferred Stock shall be Ninety One Cents ($0.91) (as adjusted for stock splits, stock dividends, recapitalization and similar events relating to the Series A Preferred Stock and Series A-1 Preferred Stock). The initial per share Conversion Price of the Series B Preferred Stock shall be Ninety-One Cents ($0.91). The per share Conversion Value of the Series B Preferred Stock shall be Ninety-One Cents ($0.91) (as adjusted for stock splits, stock dividends, recapitalization and similar events relating to the Series B Preferred Stock). The initial Conversion Price of the Series A Preferred Stock, the Series A-1 Preferred Stock and the Series B Preferred Stock shall be subject to adjustment from time to time as provided below, subject to the terms of Section 4(g) hereof The number of shares of Common Stock into which a share of Preferred Stock is convertible is hereinafter referred to as the “Conversion Rate” of such series.

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into share(s) of Common Stock at its then effective Conversion Rate of such series of Preferred Stock immediately upon the earlier of (i) the closing of the sale of this corporation’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (“Securities Act”), with aggregate offering proceeds to this corporation (before deduction for underwriters’ discounts and expenses relating to the issuance) of at least Fifty Million Dollars ($50,000,000) and a public offering price per share equal to at least three (3) times the Original Issue Price for the Series A Preferred Stock, or (ii) at the election of the holders of at least sixty percent (60%) of the outstanding shares of the Series A/A-1 Preferred Stock voting together as a single class on an as-converted basis.

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate(s) therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock and shall give written notice to this corporation at such office that the holder elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 4(b) hereof). This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock certificate(s) for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to Section 4(b)(i) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in Section 4(b)(i)) or in the case of an automatic conversion pursuant to Section 4(b)(ii) hereof, immediately prior to the close of business on the date of the election referred to in Section 4(b)(ii) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event any persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Fractional Shares. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, this corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of such series of Preferred Stock as determined by the board of directors of this corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(e) Adjustment of Conversion Price. The Conversion Price of the Series A Preferred Stock (“Series A Conversion Price”) and the Conversion Price of the Series B Preferred Stock (“Series B Conversion Price”) shall each be subject to independent adjustment from time to time as follows:

(i) Definitions. For purposes of this paragraph 4(e), the following definitions shall apply:

(A) “Excluded Stock” shall mean:

(1) all shares of Common Stock issued or deemed issued to officers, directors, consultants or employees of this corporation, pursuant to a stock option plan or other agreement approved by a majority of the board of directors of this corporation;

(2) all shares of Common Stock issued or deemed issued in connection with research and development partnerships, licensing, corporate partnering, collaborative arrangements or similar transactions approved by the holders of at least sixty percent (60%) of the outstanding Preferred Stock;

(3) all securities issued pursuant to dividends or distributions on the Preferred Stock;

(4) securities to financial institutions or lessors issued in connection with commercial credit arrangements, equipment financings, commercial property lease transactions, or similar transactions approved by a majority of the board of directors of this corporation;

(5) capital stock issued in connection with bona fide acquisitions, mergers, consolidations or similar business combinations, provided that such issuance has been approved by the holders of at least sixty percent (60%) of the outstanding Preferred Stock;

(6) Common Stock issuable upon conversion of the Preferred Stock;

(7) Series A-1 Preferred Stock issued upon conversion of the Series A Preferred Stock;

(8) Series B Preferred Stock issued upon conversion of notes issued by this corporation pursuant to that certain Note Purchase Agreement, by and among this corporation and certain other parties, dated on or about even date herewith (the “2012 Note Purchase Agreement”), which notes do not represent debt in excess of $750,000 in the aggregate;

(8) (i) warrants to purchase Series A Preferred Stock (the “Series A Warrants”) issued in connection with the Purchase Agreement (as defined below) and (ii) warrants to purchase Common Stock issued pursuant to (a) that certain Note and Warrant Purchase Agreement dated August 3, 2010, by and among this corporation and certain other parties as amended from time to time, and (b) that certain Note and Warrant Purchase Agreement dated December 20, 2011, by and among this corporation and certain other parties, as amended from time to time (the “2011 Note and Warrant Purchase Agreement”) (collectively, the “Common Stock Warrants”); and

(9) (i) Series A Preferred Stock issued upon exercise of the Series A Warrants, (ii) Common Stock issued upon exercise of the Common Stock Warrants; and (iii) any shares of this corporation’s capital stock issuable upon conversion of such shares of capital stock.

(B) “Options” means options to purchase or rights to subscribe for Common Stock (other than Excluded Stock).

(C) “Convertible Securities” means securities by their terms directly or indirectly convertible into or exchangeable for Common Stock (other than Excluded Stock) and options to purchase or rights to subscribe for such convertible or exchangeable securities.

(D) “Purchase Rights” means Options and Convertible Securities.

(E) “Dilutive Issuance” means an issuance of Purchase Rights, or Common Stock which is not Excluded Stock, without consideration or for a consideration per share less than the applicable Conversion Price. “Dilutive Issuance” excludes any stock dividend, subdivision or split-up, stock combination, dividend or Transaction described in Sections 4(e)(iv) through (vii) below.

(ii) Adjustment of Conversion Price for Dilutive Issuances of Series A Preferred Stock. If this corporation issues or is deemed to issue any Common Stock in a Dilutive Issuance, the Series A Conversion Price in effect after each such issuance shall be adjusted to a price determined by multiplying the Series A Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction:

(A) the numerator of which shall be (1) the number of shares of Common Stock outstanding and issuable on exercise of all outstanding Options and Convertible Securities immediately prior to the Dilutive Issuance, plus (2) the number of shares of Common Stock that the aggregate consideration, if any, received by this corporation in connection with the Dilutive Issuance would purchase at such Conversion Price, and

(B) the denominator of which shall be (1) the number of shares of Common Stock outstanding and issuable on exercise of all outstanding Options and Convertible Securities immediately prior to the Dilutive Issuance, plus (2) the number of shares of Common Stock issued or deemed issued in the Dilutive Issuance.

(iii) For purposes of any adjustment of the Series A Conversion Price pursuant to clause (ii) above, the following provisions shall be applicable:

(A) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by this corporation in connection with the issuance and sale thereof

(B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the board of directors of this corporation, in accordance with generally accepted accounting treatment; provided, however, that if at the time of such determination, this corporation’s Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of this corporation shall not exceed the aggregate “Current Market Price” (as defined below) of the shares of Common Stock being issued.

(C) In the case of the issuance of Purchase Rights in a Dilutive Issuance:

(1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in (iii) (A) and (B) above), if any, received by this corporation upon the issuance of such Options plus the minimum purchase price provided in such Options covered thereby;

(2) the aggregate maximum number of shares of Common Stock deliverable upon conversion or exercise of or exchange for any Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration received by this corporation for any such Convertible Securities (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any; to be received by this corporation upon the conversion or exchange of such Convertible Securities (determined in the manner provided in (iii) (A) and (B) above);

(3) on any change in the number of shares of Common Stock deliverable upon exercise of any such Purchase Rights or on any change in the minimum purchase price of such Purchase Rights, the Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustment made upon (x) the issuance of such Purchase Rights not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the issuance of options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

(4) on the expiration of any Purchase Rights, the Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have obtained had the adjustment made upon the issuance of such Purchase Right been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Purchase Rights.

(iv) If the number of shares of Common Stock outstanding at any time after the date this Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Filing Date”) is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the applicable Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such Preferred Stock shall be increased in proportion to such increase of outstanding shares.

(v) If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock then, on the effective date of such combination, the applicable Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(vi) In case this corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock); stock or other securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights (excluding Purchase Rights), then, in each such case, the holders of shares of Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which each series of Preferred Stock is convertible.

(vii) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of this corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares provided for under Section 4(e)(iv) or (v) above), or the consolidation or merger of this corporation with or into another person (other than a consolidation or merger in which this corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of this corporation (“Transaction”), the shares of Preferred Stock shall, after such Transaction, be convertible into the kind and number of shares of stock or other securities or property of this corporation or otherwise to which such holder would have been entitled if immediately prior to such Transaction the holder had converted the holder’s shares of Preferred Stock into Common Stock. The provisions of this clause (vii) shall similarly apply to successive Transactions.

(viii) All calculations under this Section 4 shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

(ix) For the purpose of any computation pursuant to this Section 4(e), the “Current Market Price” at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as reported by Nasdaq (or equivalent recognized source of quotations); provided, however, that if the

Common Stock is not traded in such manner that the quotations referred to in this clause (ix) are available for the period required hereunder, Current Market Price shall be determined in good faith by the board of directors of this corporation.

(f) Minimal Adjustments. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

(g) Conversion Price of Series A-1 Preferred Stock. From and after such time as any share of Series A-1 Preferred Stock is issued and outstanding, the Conversion Price for the Series A-1 Preferred Stock shall be the Series A Conversion Price in effect immediately prior to such issuance and shall not thereafter be subject to adjustment pursuant to Section 4(e) hereof

(h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 4, this corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which adjustment or readjustment is based. This corporation shall, upon request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversions of such holder’s shares of Preferred Stock.

(i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, this corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(k) Notices. Any notice required by the provisions of this Section 4 to be given to the holder of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of this corporation.

5. Special Mandatory Conversions.

(a) At any time following the date upon which any shares of Series A Preferred Stock were first issued, if (i) any holder of shares of Series A Preferred Stock is entitled to exercise the right of first offer (the “Right of First Offer”) as set forth in Section 3.1 of that certain Investors’ Rights Agreement, dated as of March 30, 2007, among this corporation and the holders of the Series A Preferred Stock, as such agreement may from time to time be amended (the “Agreement”), with respect to an equity financing of this corporation in which the purchase price is less than Ninety-One Cents ($0.91) per share (as adjusted for stock splits, stock dividends, recapitalization and similar events) (which shall not include shares of Series A Preferred Stock offered by this corporation at the Subsequent Closing, as that term is defined in the Series A Preferred Stock and Warrant Purchase Agreement, dated on or about January 22, 2010, by and among this corporation and the parties thereto (the “Purchase Agreement”), notes issued pursuant to the 2012 Note Purchase Agreement or shares issued upon conversion of such notes) (an “Equity Financing”), (ii) this corporation has complied with its obligations under the Agreement with respect to the Right of First Offer, (iii) the terms of this Section 5(a) are not waived in writing by the holders of at least sixty percent (60%) of the outstanding shares of Series A Preferred Stock in connection with such Equity Financing and (iv) such holder does not by exercise of such holder’s Right of First Offer acquire the minimum amount of Offered Securities (defined below) to which such holder is entitled pursuant to Section 3.1 of the Agreement or such lesser amount of securities (the “Threshold Amount”) agreed to in writing by this corporation and holders of at least sixty percent (60%) of the outstanding shares of Series A Preferred Stock (excluding for this purpose any shares held by such holder), then all of such holder’s shares of Series A Preferred Stock shall automatically and without further action on the part of such holder be converted into an equivalent number of shares of Series A-1 Preferred Stock effective immediately prior to the consummation of such Equity Financing. “Offered Securities” means the equity securities of this corporation set aside by the board of directors of this corporation for purchase by holders of outstanding shares of Series A Preferred Stock in connection with an Equity Financing, and offered to such holders. For purposes of this Section 5(a), a holder and its Affiliates (as defined in the Agreement) shall, at the election of such holder, be treated as an Investor Group (as defined in the Agreement) and may reallocate the Right of First Offer among themselves as they determine. Notwithstanding the foregoing, to the extent that a holder purchases some securities in an Equity Financing but not an amount equal to the Threshold Amount, only a Pro-rata Portion (as defined below) of such holder’s shares shall be converted into shares of Series A-1 Preferred Stock. “Pro-rata Portion” shall be equal to the percent of such holder’s Threshold Amount the holder does not purchase. The conversion provided for in this Section 5(a) shall not occur in connection with a particular Equity Financing if, pursuant to the written request of this corporation, the Right of First Offer with respect to such Equity Financing is waived in accordance with the terms of the Agreement. Upon conversion pursuant to this Section 5, the shares of Series A Preferred Stock so converted shall be canceled and not subject to reissuance.

(b) At any time following the filing and acceptance of this Amended and Restated Certificate of Incorporation, if any holder of more than one percent (1%) of the outstanding Series A/A-1 Preferred Stock (a “Major Preferred Stockholder”) does not (either individually or through its affiliates) fund any portion of its Required Initial Closing Pro Rata Share (as defined in 2011 Note and Warrant Purchase Agreement) at the Initial Closing (as defined in 2011 Note and Warrant Purchase Agreement) (a “Non-Participating Initial Closing Holder”) pursuant to the 2011 Note and Warrant Purchase Agreement, then a proportionate share of such Non-Participating Initial Closing Holder’s shares of Series A/A-1 Preferred Stock equal to any such deficiency shall automatically and without further action on the part of such Non-Participating Initial Closing Holder be, effective immediately prior to, but subject to, the consummation of the Initial Closing, converted into Common Stock at the then effective Conversion Price for each series of Series A/A-1 Preferred Stock held by such Non-Participating Initial Closing Holder. Upon conversion pursuant to this Section 5(b), the shares of Series A/A-1 Preferred Stock so converted shall be cancelled and not subject to reissuance.

(c) At any time following the filing and acceptance of this Amended and Restated Certificate of Incorporation, if any Major Preferred Stockholder does not (either individually or through its affiliates) fund any portion of its Required Additional Closing Pro Rata Share (as defined in 2011 Note and Warrant Purchase Agreement) at the Additional Closing (as defined in 2011 Note and Warrant Purchase Agreement) (a “Non-Participating Additional Closing Holder”) pursuant to the 2011 Note and Warrant Purchase Agreement, then a proportionate share of such Non-Participating Additional Closing Holder’s shares of Series A/A-1 Preferred Stock equal to any such deficiency shall automatically and without further action on the part of such Non-Participating Additional Closing Holder be, effective immediately prior to, but subject to, the consummation of the Additional Closing, converted into Common Stock at the then effective Conversion Price for each series of Series A/A-1 Preferred Stock held by such Non-Participating Additional Closing Holder. Upon conversion pursuant to this Section 5(c), the shares of Series A/A-1 Preferred Stock so converted shall be cancelled and not subject to reissuance.

(d) The holder of any shares of Series A/A-1 Preferred Stock converted pursuant to Section 5(a), Section 5(b) or Section 5(c) hereof shall deliver to this corporation during regular business hours at the office of any transfer agent of this corporation for such series of Series A/A-1 Preferred Stock, or at such other place as may be designated by this corporation, the certificate or certificates representing the shares so converted, duly endorsed or assigned in blank or to this corporation, or a reasonably acceptable affidavit and indemnity undertaking in the case of a lost, stolen or destroyed certificate. As promptly thereafter as is practicable, this corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Series A-1 Preferred Stock or Common Stock to which such holder is entitled pursuant to Section 5(a), Section 5(b) or Section 5(c) hereof, as applicable. The person in whose name the certificate for such shares of Series A1 Preferred Stock or Common Stock, as applicable, is to be issued shall be deemed to have become a stockholder on the effective date of the conversion of the Series A/A-1 Preferred Stock, unless the transfer books of this corporation are closed on that date, in which case such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

(e) This corporation shall not issue any shares of Series A-1 Preferred Stock except pursuant to and in accordance with this Section 5.

6. Protective Provisions. So long as at least One Million (1,000,000) shares of Series A/A-1 Preferred Stock are outstanding, this corporation shall not (by merger, reclassification or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty percent (60%) of the then outstanding shares of Series A/A-1 Preferred Stock voting as a single class:

(a) amend the Certificate of Incorporation or Bylaws to alter or change the rights, preferences or privileges of the Preferred Stock;

(b) increase or decrease the aggregate number of authorized shares of any class of stock;

(c) increase the number of shares reserved under any stock option plan of this corporation;

(d) create or effect a creation of any new class or series of shares of stock;

(e) effect any (i) Liquidating Transaction or (ii) an agreement for the sale of capital stock such that the stockholders immediately prior to such sale will possess less than fifty percent (50%) of the voting power immediately after such sale;

(f) declare or pay dividends on any capital stock;

(g) execute any action to increase or decrease the number of directors of this corporation;

(h) repurchase or redeem any shares of capital stock except in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between this corporation and such persons but only to the extent each repurchase equals the original purchase price of such shares being repurchased; or

(i) do any act or thing which would result in taxation of the holders of shares of the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

ARTICLE VI

This corporation is to have perpetual existence.

ARTICLE VII

1. Limitation of Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

2. Indemnification. This corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of this corporation, or any predecessor of this corporation; or serves or served at any other enterprise as a director, officer or employee at the request of this corporation or any predecessor to this corporation.

3. Amendments. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII would accrue or arise, prior to such amendment repeal, or adoption of an inconsistent provision.

ARTICLE VIII

The shares of Series A Preferred Stock may not be redeemed by this Corporation. In the event that shares of Preferred Stock shall be converted pursuant to the terms hereof, the shares so converted shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by this corporation.

ARTICLE IX

Holders of stock of any class or series of this corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

ARTICLE X

Elections of directors need not be by written ballot unless the Bylaws of this corporation so provide.

ARTICLE XI

This corporation hereby renounces, to the fullest extent permitted by Section 122 (17) of the General Corporation Law of the State of Delaware, any interest or expectancy of this corporation in, or in being offered, an opportunity to participate in, any Series A Business Opportunity. A “Series A Business Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of this corporation who is not an employee of this corporation or any of its subsidiaries, or (ii) any holder of Series A Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of this corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of a Covered Person solely in such Covered Person’s capacity as a director of this corporation. To the fullest extent permitted by law, this corporation hereby waives any claim against a Covered Person, and agrees to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could limit any Covered Person from pursuing or engaging in any Series A Business Opportunity.

ARTICLE XII

In furtherance and not in limitation of the powers conferred by statute, the board of directors of this corporation is expressly authorized to make, alter, amend or repeal the Bylaws of this corporation.

ARTICLE XIII

The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the board of directors of this corporation.

The foregoing Fifth Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true, correct and of my own knowledge.

Dated: October 9, 2012

/s/ Arlene M. Morris
Arlene M. Morris,
Chief Executive Officer

Exhibit B

Cash Balance Projection

Exhibit B

Syndax Updated Projections	Syndax

Weekly Cash Projections

Weeks	1	2	3	4	5	6	7	8	9		10	11	12
3/1/2013		3/8/2013	3/15/2013	3/22/2013	3/29/2013	4/5/2013	4/12/2013	4/19/2013	4/26/2013	Total	5/3/2013	5/10/2013	5/17/2013
Existing payables*		439,205	123,775		92,719	32,169	<---Excluded from totals*
Headcount
Payroll	40,000	40,000	40,000	40,000	40,000	40,000	40,000	40,000	40,000		40,000	40,000	40,000
Insurance—health		12,000			12,000				12,000
Insurance—STD/LTD		1,500			1,500				1,500
Insurance—workers comp									3,500
G&A
Rent		10,000			10,000				10,000
Utilities					6,300				6,300
Legal					15,000				15,000
Amex/Travel		2,000			2,000				2,000
Drug Manufacture					135,000				135,000
Clinical
Study 110/301 costs					30,000				30,000
Clin trial insurance					3,195
GE interest/legal**		35,000			35,000						260,765
Week Total Spend	40,000	539,705	40,000	40,000	289,995	40,000	40,000	40,000	255,300		300,765	40,000	40,000
Feb total:	40,000			March total:	909,700			April total:	375,300	1,325,000
Investor funds close 3/1	45,000	1,280,000
Cash balance	5,000	745,295	705,295	665,295	375,300	335,300	295,300	255,300	0	0	(300,764)	(340,764)	(380,764)

*	Past-due payables will be processed on 3/1. Remaining $250K (current payables) will be processed as due, and will be offset by new cost going into payables.
**	Assumes 5K legal costs per month

$45k in sub debt funded 3/1 by Domain and MPM to fund payroll and bridge an addt’l week to 3/8.

$1.3MM Tr 1 Series B-1 expected to close by 3/8 for runway to Apr ‘13.

GE to provide month-to-month interest only (initial 2 months) up to 3 months.